Exhibit 5.01


                 [Letterhead of Wachtell, Lipton, Rosen & Katz]

                                  July 19, 1996



  Crompton & Knowles Corporation
  One Station Place, Metro Center
  Stamford, Connecticut 06902

                      Re:  Registration Statement on Form S-4
                           of Crompton & Knowles Corporation
                           ----------------------------------

  Ladies and Gentlemen:

            We are acting as special counsel to Crompton & Knowles Corporation, a Massachusetts corporation ("Crompton"), in connection with the above-captioned Registration Statement filed by Crompton with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 30,268,054 shares of common stock, $0.10 par value ("Crompton Common Stock"), of Crompton proposed to be issued in connection with the merger (the "Merger") of Tiger Merger Corp., a Delaware corporation and a wholly owned subsidiary of Crompton ("Subcorp"), with and into Uniroyal Chemical Corporation, a Delaware corporation ("Uniroyal"), as described in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement (the "Joint Proxy Statement/Prospectus").

            In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Crompton and Subcorp, and other instruments, including an opinion of Massachusetts counsel, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

            Based upon and subject to the foregoing, we are of the opinion that the shares of Crompton Common Stock being registered under the Registration Statement, when issued pursuant to the Merger following approval of the Agreement and

  Crompton & Knowles Corporation
  July 19, 1996
  Page 2



  Plan of Merger, dated as of April 30, 1996, by and among Crompton, Subcorp and Uniroyal, by the requisite votes of the stockholders of Crompton and Uniroyal, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,


                                          /s/ Wachtell, Lipton, Rosen & Katz